SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

700 Anderson Hill Road Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.500% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-177307
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

PepsiCo, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated October 23, 2012 (the “Prospectus Supplement”) to a Prospectus dated October 13, 2011 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-177307), which Registration Statement was filed with the Securities and Exchange Commission on October 13, 2011 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Material United States Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of May 21, 2007 (the “Indenture”) between PepsiCo, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.3 to PepsiCo, Inc.’s Registration Statement on Form S-3 (File No. 333-154314) filed with the Commission on October 15, 2008).

4.2	Form of Note (incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on October 30, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PepsiCo, Inc.

By:	/s/ Kelly Mahon Tullier
Name:	Kelly Mahon Tullier
Title:	Senior Vice President, Deputy General Counsel
Assistant Secretary

Date: November 13, 2012